Fitbit Confidential March 31, 2017 Edward Scal 2969 Lake Street San Francisco, CA 94121 Re: Terms of Separation Dear Woody: This letter confirms the agreement (“Agreement”) between you and Fitbit, Inc. (the “Company”) concerning the terms of your separation and offers you the separation compensation set forth below in exchange for a general release and waiver of claims. 1. Separation Date: You and the Company mutually agreed that your employment with the Company will end on March 31, 2017 (the “Separation Date”). Whether or not you sign this Agreement, you will receive the following: a. On the Separation Date, you will receive a final paycheck, plus an additional lump sum payment in the gross amount of $72,500, less applicable state and federal tax withholdings, which equals two months of your base salary; b. If you timely elect to continue your medical, dental and vision insurance benefits through COBRA pursuant to Section 2.b. below, the Company will pay the cost of two months of your and your eligible dependents’ COBRA premiums (“Special COBRA”), subject to Section 3 below; and c. Effective as of the Separation Date, the vesting of each of your then outstanding stock options and/or restricted stock units (“Equity Awards”) shall accelerate and become vested and exercisable as if you had remained employed with the Company and provided continuous service to the Company for two months following the Separation Date (the “Special Acceleration”). 2. Separation Compensation: In exchange for your agreement to the general release and waiver of claims set forth below and your other promises herein, the Company agrees to provide you with the following separation compensation (the “Separation Compensation”): a. Severance: The Company agrees to pay you, within fifteen (15) business days following the Effective Date of this Agreement (as defined below), a total of $253,750, less applicable state and federal tax withholdings, which equals seven months of your base salary;

Edward Scal Page 2 Fitbit Confidential b. COBRA: Your medical, dental and vision insurance benefits will end on March 31, 2017. You will be eligible for COBRA starting April 1, 2017. Subject to Section 3 below, if you choose to timely elect COBRA, the Company will pay the full amount of your COBRA premiums on your behalf for your continued coverage under the Company’s health, dental and vision plans, including coverage for your eligible dependents, for an additional seven months (i.e., a total of nine months when considering the Special COBRA provided in Section 1.b. above). At the conclusion of this period, you shall be eligible to continue your coverage, pursuant to COBRA, and shall be responsible for the entire COBRA premium for the remainder of the applicable COBRA continuation period. Other Company benefits including life insurance, short term and/or long term disability insurance and workers’ compensation coverage will terminate on your Separation Date; and c. Partial Acceleration of Equity Awards; Exercise Deadline Extension: The Company agrees that, as of the Separation Date, in addition to the Special Acceleration, the vesting of your then outstanding Equity Awards shall accelerate and become vested and exercisable as if you had remained employed for seven months following the Special Acceleration period (i.e. a total of nine months from your Separation Date) (the “Secondary Acceleration”). Additionally, the Company agrees to provide you with a 12-month period from your Separation Date to exercise Company stock options that are vested and outstanding as of the Separation Date; provided that such post-termination exercise period shall end upon the consummation of a Change of Control (as defined in the Company’s 2007 Stock Plan (the “2007 Plan”)) or a Corporate Transaction (as defined in the Company’s 2015 Equity Incentive Plan (the “2015 Plan” and, together with the 2007 Plan, the “Plans” and each, a “Plan”)), unless such stock options are assumed in the Change of Control or the Corporate Transaction, as applicable; provided, further, that in no event shall such post-termination exercise period exceed the expiration of the maximum term of such stock options. You acknowledge that acceptance of this extension will cause the portion of the stock options that were incentive stock options to cease to be incentive stock options under the tax laws as of the Effective Date (as defined below) and, accordingly, at time of exercise you will be required to satisfy all applicable income and employment tax withholding requirements that become due upon exercise of the stock options. Except as otherwise specifically provided herein, any Company Equity Awards held by you, whether under the applicable Plan or otherwise, will remain subject to the terms and conditions of the applicable agreement(s) governing such Equity Awards and the applicable Plan (if any) (together, the “Equity Agreements”). Vesting of the Equity Awards will cease on the Separation Date (after taking into account the Special Acceleration and the Secondary Acceleration). You acknowledge that a report regarding the status of your Equity Awards as of the Separation Date was provided to you with this Agreement (the “Equity Report”). d. Umbrella Liability: The Company agrees to pay you, within fifteen (15) business days following the Effective Date of this Agreement, a total of $6,500 less applicable taxes and withholdings, to assist you with purchasing umbrella liability coverage. By signing below, you acknowledge that you are receiving the Separation Compensation outlined above in consideration for waiving your rights to claims referred to in this Agreement and that you would not otherwise be entitled to the Separation Compensation.

Edward Scal Page 3 Fitbit Confidential 3. Special Payment. Notwithstanding anything to the contrary in Section 1(b) and/or Section 2(b), if the Company, in its sole discretion, determines that it cannot provide the subsidy of COBRA coverage without potentially violating or causing the Company to incur additional expense as a result of noncompliance with applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Company instead shall provide to you a taxable monthly payment in an amount equal to the monthly COBRA premium that you would be required to pay to continue the group health coverage in effect on the date of the Separation Date (which amount shall be based on the premium for the first month of COBRA coverage), which payments will be made regardless of whether you elect COBRA continuation coverage and will commence on the later of (i) the first day of the month following the Separation Date and (ii) the effective date of the Company’s determination of violation of applicable law, and will end on the earlier of (x) the effective date on which you become covered by a health, dental or vision insurance plan of a subsequent employer, and (y) the last day of the period two months after the Separation Date, in the case of Section 1(b), or nine months after the Separation Date, in the case of Section 2(b), provided that, any taxable payments under Section 2(b) will not be paid before the Effective Date, and, provided further that, once payments under this Section 3 commence (if at all), they will include any unpaid amounts accrued from the Separation Date (to the extent not otherwise satisfied with continuation coverage). However, if the 21 day period and the seven (7) day period described in Section 18 below plus, if applicable, the fifteen (15) day period described in Section 2(a) spans two calendar years, then the payments which constitute deferred compensation subject to Section 409A will not in any case be paid in the first calendar year. You have no right to an additional gross-up payment to account for the fact that such COBRA premium amounts are paid on an after-tax basis. 4. Return of Company Property: You hereby warrant to the Company that you have returned to the Company all property or data of the Company of any type whatsoever that has been in your possession or control. 5. Proprietary Information: You hereby acknowledge and agree that throughout your employment you were and you continue to be bound by the Company’s Employee Inventions and Proprietary Rights Assignment Agreement (the “Proprietary Rights Assignment Agreement”) and that as a result of your employment with the Company you have had access to the Company’s Proprietary Information (as defined in the Proprietary Rights Assignment Agreement), that you will hold all Proprietary Information in strictest confidence and that you will not make use of such Proprietary Information on behalf of anyone. You acknowledge that a copy of the applicable Proprietary Rights Assignment Agreement was provided to you with this Agreement. You further confirm that you have delivered to the Company all documents and data of any nature containing or pertaining to such Proprietary Information and that you have not taken with you any such documents or data or any reproduction thereof. 6. General Release and Waiver of Claims: To the fullest extent permitted by law, you hereby fully, forever, irrevocably and unconditionally release and discharge the Company, its current and former officers, directors, shareholders, corporate affiliates, subsidiaries, insurers, attorneys, parent companies, successors and assigns, agents, subscribers, and employees (each in their individual and corporate capacities) (collectively “Releasees”) from any and all claims, complaints, demands, causes of action, liabilities, and expenses (including attorneys’ fees and

Edward Scal Page 4 Fitbit Confidential costs), of every kind and nature that you ever had or now have against the Releasees including, but not limited to, any arising out of your employment with and/or separation from the Company, including, but not limited to, any claim for retaliation, all claims under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Americans with Disabilities Act of 1990, the Rehabilitation Act of 1973, the Family and Medical Leave Act, the Equal Pay Act, the Civil Rights Act of 1991, Section 1981 of U.S.C. Title 42, the Worker Adjustment and Retraining Notification Act, the Fair Credit Reporting Act, the Employee Retirement Income Security Act of 1974, the California Fair Employment and Housing Act, the California Family Rights Act, the California Equal Pay Law, the California Unruh Civil Rights Act, the California Worker Adjustment and Retraining Notification Act, all as amended, all claims for compensation of any type whatsoever, all common law claims including, but not limited to, actions in tort, defamation, and breach of contract, all claims to any non-vested ownership interest in the Company, contractual or otherwise, including, but not limited to, claims to stock or stock options, any claims arising out of the Retention Agreement dated June 17, 2015 between you and the Company (the “Retention Agreement”), and any claim or damage arising under any common law theory or any federal, state or local statute or ordinance not expressly referenced above, and claims for wrongful discharge, breach of contract, breach of the covenant of good faith and fair dealing, violation of public policy, defamation, fraud, personal injury and emotional distress; provided, however, that nothing in this Agreement prevents you from bringing any claims relating to the validity of this Agreement or from bringing any rights or claims under the Age Discrimination in Employment Act of 1967 that may arise after the date this Agreement is signed. The only exceptions to this release and waiver are any claim(s) you may have for: (i) unemployment benefits pursuant to the terms of applicable law (to the extent available to you under applicable law); (ii) workers compensation insurance benefits pursuant to Division 4 of the California Labor Code or a comparable and applicable state law, under the terms of any workers compensation insurance policy or fund of the Company; (iii) any benefit entitlements vested as of your Separation Date, pursuant to the written terms of any applicable benefit plan sponsored by the Company; (iv) claims for indemnity under California Labor Code Section 2802; (v) claims for enforcement of this Agreement; and (vi) any claims that, as a matter of applicable law, are not waivable. Additionally, nothing in this Agreement prevents you from filing, cooperating with, or participating in any investigation or proceeding before the EEOC or a state Fair Employment Practices Agency or any other government or regulatory agency that is responsible for enforcing the law (except that you acknowledge that you will not be able to recover any monetary benefits in connection with any such claim, charge or proceeding other than bounty money properly awarded by the SEC). 7. Waiver of Unknown Claims: You understand and agree that the claims released in this Agreement include not only claims presently known to you, but also include all unknown or unanticipated claims, rights, demands, actions, obligations, liabilities and causes of action of every kind and character that would otherwise come within the scope of the released claims. You knowingly and voluntarily waive any and all rights or benefits that you may now have, or in the future may have, under the terms of Section 1542 of the Civil Code of the State of California, which provides as follows:

Edward Scal Page 5 Fitbit Confidential “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.” 8. Acknowledgment of Wages Paid & Expenses Reimbursed: You acknowledge that you have been reimbursed by the Company for all business expenses incurred in conjunction with the performance of your employment and that no other reimbursements are owed to you. You further acknowledge that upon receipt of all payments provided for in this Agreement you have been paid all accrued salary, vacation pay, bonus and commission pay, profit-sharing, stock, stock options or other ownership interest in the Company, termination benefits or other compensation to which you may be entitled by virtue of your employment with the Company or your separation from the Company. 9. Report to Government Agencies: Nothing in this Agreement shall prohibit or restrict you from lawfully (A) initiating communications directly with, cooperating with, providing information to, causing information to be provided to, or otherwise assisting in an investigation by any governmental or regulatory agency, entity, or official(s) (collectively, “Governmental Authorities”) regarding a possible violation of any law; (B) responding to any inquiry or legal process directed to you individually (and not directed to the Company and/or its subsidiaries) from any such Governmental Authorities; (C) testifying, participating or otherwise assisting in an action or proceeding by any such Governmental Authorities relating to a possible violation of law; (D) making any other disclosures that are protected under the whistleblower provisions of any applicable law, or (E) disclosing relevant safety information to a regulatory agency or government entity. Additionally, pursuant to the federal Defend Trade Secrets Act of 2016, you shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made to your attorney in relation to a lawsuit for retaliation against you for reporting a suspected violation of law; or (c) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Nor does this Agreement require you to obtain prior authorization from the Company before engaging in any conduct described in this paragraph, or to notify the Company that your have engaged in any such conduct. 10. Nondisparagement: You agree that you will not disparage Releasees or their products, services, agents, representatives, directors, officers, shareholders, attorneys, employees, vendors, affiliates, successors or assigns, or any person acting by, through, under or in concert with any of them, with any written or oral statement. Nothing in this paragraph shall prohibit you from providing truthful information in response to a subpoena or other legal process. 11. Cooperation: You agree to provide the Company and the other Releasees with cooperation and reasonable assistance in the preparation, defense, or prosecution of any legal matters involving the Company or any Releasees about which you have personal knowledge, including any matters which may be filed after your Separation Date. You understand that this may include, but is not limited to, providing the Company with reasonable assistance in

Edward Scal Page 6 Fitbit Confidential connection with any investigations, claims, or litigation brought by or against the Company or any Releasees that relate to the period of your employment with the Company, or to any events about which you may have relevant information. This may also include, but is not limited to, providing information and materials to the Company’s legal counsel, providing truthful testimony, maintaining the confidentiality of all privileged or confidential information, and notifying the Company promptly of any requests for information relating to any pending or potential legal claim involving the Company or any other Releasees. You agree that the Separation Compensation outlined above already provides compensation in full for such cooperation or assistance but to the extent you incur reasonable pre-approved out-of-pocket expenses in providing such cooperation (such as travel, postage or telephone charges), the Company will reimburse you for such expenses. You acknowledge that you will not receive any pay for time spent testifying as a witness or in other circumstances where applicable law may otherwise prohibit compensation. 12. Arbitration: Except for any claim for preliminary injunctive relief arising out of a breach of a party’s obligations to protect the other’s proprietary information, the parties agree to arbitrate, in San Francisco County, California through JAMS, any and all disputes or claims arising out of or related to the validity, enforceability, interpretation, performance or breach of this Agreement, whether sounding in tort, contract, statutory violation or otherwise, or involving the construction or application of any of the terms, provisions, or conditions of this Agreement. Any arbitration shall be subject to the JAMS employment arbitration rules. The JAMS rules may be found and reviewed at http://www.jamsadr.com/rules-employment-arbitration. Any arbitration may be initiated by a written demand to the other party. The arbitrator's decision shall be final, binding, and conclusive. The parties further agree that this Agreement is intended to be strictly construed to provide for arbitration as the sole and exclusive means for resolution of all disputes hereunder to the fullest extent permitted by law. THE PARTIES EXPRESSLY WAIVE ANY ENTITLEMENT TO HAVE SUCH CONTROVERSIES DECIDED BY A COURT OR A JURY. 13. Attorneys’ Fees: If any action is brought to enforce the terms of this Agreement, the prevailing party will be entitled to recover its reasonable attorneys’ fees, costs and expenses from the other party, in addition to any other relief to which the prevailing party may be entitled. 14. No Admission of Liability: This Agreement is not and shall not be construed or contended by you to be an admission or evidence of any wrongdoing or liability on the part of Releasees, their representatives, heirs, executors, attorneys, agents, partners, officers, shareholders, directors, employees, subsidiaries, affiliates, divisions, successors or assigns. This Agreement shall be afforded the maximum protection allowable under California Evidence Code Section 1152 and/or any other state or federal provisions of similar effect. 15. Complete and Voluntary Agreement: This Agreement, together with the Proprietary Rights Assignment Agreement, the Equity Report and the Equity Agreements (except as otherwise expressly modified by this Agreement), constitutes the entire agreement between you and Releasees with respect to the subject matter hereof and supersedes all prior negotiations and agreements, whether written or oral, relating to such subject matter. For the avoidance of doubt, you acknowledge and agree that this Agreement supersedes any and all severance and vesting acceleration agreements and arrangements that were previously offered by the Company to you,

Edward Scal Page 7 Fitbit Confidential or entered into between the Company and you, including but not limited to under any offer letter, employment agreement, equity award agreement and/or the Retention Agreement. You acknowledge that neither Releasees nor their agents or attorneys have made any promise, representation or warranty whatsoever, either express or implied, written or oral, which is not contained in this Agreement for the purpose of inducing you to execute the Agreement, and you acknowledge that you have executed this Agreement in reliance only upon such promises, representations and warranties as are contained herein and that you are executing this Agreement voluntarily, free of any duress or coercion. You further represent and agree that you have carefully read this Agreement, understand the contents herein and you knowingly, freely and voluntarily assent to all of the terms and conditions in this Agreement including, without limitation, the general release and waiver of claims provisions contained herein. 16. Severability: The provisions of this Agreement are severable, and if any part of it is found to be invalid or unenforceable, the other parts shall remain fully valid and enforceable. Specifically, should a court, arbitrator, or government agency conclude that a particular claim may not be released as a matter of law, it is the intention of the parties that the general release and the waiver of claims above shall otherwise remain effective to release any and all other claims. 17. Modification; Counterparts; Facsimile/PDF Signatures: It is expressly agreed that this Agreement may not be altered, amended, modified, or otherwise changed in any respect except by another written agreement that specifically refers to this Agreement, executed by authorized representatives of each of the parties to this Agreement. This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. Execution of a facsimile or PDF copy shall have the same force and effect as execution of an original, and a copy of a signature will be equally admissible in any legal proceeding as if an original. 18. Review of Separation Agreement: You understand that you may take up to twenty-one (21) days to consider this Agreement and, by signing below, affirm that you were advised to consult with an attorney prior to signing this Agreement. If you do not accept this Agreement within that time, it will become null and void. You acknowledge that any modifications, material or not, made to this Agreement do not restart or affect in any manner the original 21 day consideration period provided in this Agreement. You also understand that once you have signed this Agreement you can revoke your acceptance in writing within seven (7) days by so notifying Human Resources by email at hrhelp@fitbit.com. 19. Effective Date: This Agreement is effective on the eighth (8th) day after you sign it, provided you have not revoked your acceptance in accordance with Paragraph 18 (“Effective Date”). 20. Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the State of California. 21. Section 409A: It is the intention of the parties that the provisions of this Agreement comply with the requirements (or an exception to the requirements) of Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder (“Section

Edward Scal Page 8 Fitbit Confidential 409A”). Accordingly, to the extent there is any ambiguity as to whether one or more provisions of this Agreement would otherwise contravene the applicable requirements or limitations of Section 409A, then those provisions shall be interpreted and applied in a manner that does not result in a violation of the requirements or limitations of Section 409A. If you agree to the terms set forth in this letter, please sign this letter below and also sign the attached copy and return it to hrhelp@fitbit.com. I wish you the best in your future endeavors. Sincerely, Fitbit, Inc. By:______________________________________ Marty Reaume, Chief People Officer I acknowledge that I have been given twenty-one (21) days to consider this Agreement and I have chosen to execute this on the date below. I have read and understood the Agreement and I hereby agree to the terms and conditions set forth above. _______________________________ Date: __________________ Edward Scal